Class B Global Note

                    [to be amended for SEC/DTC requirements]
                      GRACECHURCH CARD FUNDING (No. 1) PLC
  (a public limited company incorporated under the laws of England and Wales)

                                      $[*]
           CLASS B ASSET BACKED FLOATING RATE NOTES DUE NOVEMBER 2002


                              CLASS B GLOBAL NOTE
                                      $[*]
                               [Amount in words]

GRACECHURCH CARD FUNDING (No. 1) PLC (the "Issuer") for value received promises, all in accordance with the terms and conditions scheduled to the Trust Deed (the "Note Conditions") to pay to the bearer upon surrender hereof, the Principal Amount Outstanding of this Class B Global Note as indicated on
Schedule 2 hereof, on the Interest Payment Date falling on or about the Interest Payment date falling in November 2002 (or such earlier date as the Notes may become repayable in accordance with the Note Conditions herein), together with interest on the Principal Amount Outstanding of this Class B Global Notes at rates calculated from time to time in accordance with the Conditions and payable in arrear on each Interest Payment Date together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions, the Trust Deed and the Deed of Charge).

This Class B Global Note will be exchangeable for Notes in definitive form in the limited circumstances set out in Note Condition [*].

The Note Conditions will, for all purposes be an integral part of the terms of this Class A Global Note as if set forth on the face of this Class A Global Note. Words and expressions defined in the Note Conditions whall have the same meaning when used in this Class B Global Note.

This Class B Global Note is governed by, and shall be construed in accordance with, English law.

AS WITNESS the signature of a duly authorised officer of the Issuer.

GRACECHURCH CARD FUNDING (No. 1) PLC

By:


ISSUED in London on [*].


This Class B Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Principal Paying Agent as principal paying agent.


AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK as principal paying agent without recourse, warranty or liability


By:

                       SCHEDULE TO THE CLASS B GLOBAL NOTE
               PAYMENTS, DELIVERY OF DEFINITIVE CLASS B NOTES AND
                              CANCELLATION OF NOTES




                                                            Aggregate
                                                            principal         Aggregate
 Date of payment,                                           amount of         principal
    exchange,                                               Definitive        amount of      New principal
   delivery or          Amount of         Amount of       Class B Notes     Class B Notes    of this Class       Authorised
  cancellation        interest paid    principal paid       delivered         cancelled      B Global Note       Signature

                          DEFINITIVE CLASS B NOTE

                    [to be amended for SEC/DTC requirements]

[On the face of the Note:]
$1,000



                      GRACECHURCH CARD FUNDING (No.1) PLC
                  (a public limited company incorporated under
                         the laws of England and Wales)


                                      $[*]
           CLASS B ASSET BACKED FLOATING RATE NOTES DUE NOVEMBER 2002
This Definitive Class A Note is one of a series of Class B Notes (the "Class B Notes") of $1,000 each in the aggregate principal amount of $[*] issued by Gracechurch Card Funding (No.1) PLC (the "Issuer") subject to and with the benefit of a trust deed dated [*] November 1999 (the "Trust Deed") between the Issuer and The Bank of New York as note trustee for the holders of the Class B Notes.

The Issuer for value received promises, in accordance with the endorsed terms and conditions (the "Note Conditions"), to pay to the bearer on the Interest Payment Date (as defined in Note Condition 5(a)) falling in November 2002 or on such earlier date as this Class B Note may become payable in accordance with the Note Conditions but subject to the provisions of Note Condition 6 the principal sum of:

                                      $[*]
                               [AMOUNT IN WORDS]
and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Note Conditions, together with any additional amounts payable in accordance with the Note Conditions.

Neither this Class B Note nor the Class B Coupons relating hereto shall be valid for any purpose until this Class B Note has been authenticated for and on behalf of The Bank of New York as principal paying agent.

AS WITNESS the facsimile signature of a duly authorised officer on behalf of the Issuer.

GRACECHURCH CARD FUNDING (No.1) PLC

By:

(duly authorised)

ISSUED in London as of [*] 1999.


AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK as principal paying agent without recourse, warranty or liability


By:

(duly authorised)

                             Form of Class B Coupon

[On the face of the Class B Coupon:]

GRACECHURCH CARD FUNDING (No.1) PLC

$[*]


Class B Asset Backed Floating Rate Notes due November 2002

Class B Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].

Such amount is payable, subject to the terms and conditions (the "Note Conditions") endorsed on the Class B Note to which this Coupon relates (which are binding on the holder of this Class B Coupon whether or not it is for the time being attached to such Class B Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Note Conditions).

The Class B Note to which this Coupon relates may, in certain circumstances specified in the Note Conditions, fall due for redemption before the maturity date of this Coupon. In such event, this Coupon shall become void and no payment will be made in respect hereof.

[On the reverse of the Class B Coupon:]

                                 PAYING AGENT:

                              The Bank of New York
                                One Wall Street
                               New York NY 10286
                                     U.S.A.